UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K of Dragonfly Energy Holdings Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2025. This Amendment No. 1 is being filed solely to file Exhibits 1.1, 4.1, 5.1, 5.2, 23.1, 23.2, 99.1, and 99.2 and to add Item 7.01.

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) 36,000,000 shares (the “Base Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), at a price to the public of $1.35 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,000,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a price to the public of $1.3499 per Pre-Funded Warrant, which represents the per share public offering price for the Shares (as defined below) less the $0.0001 per share exercise price for each such Pre-Funded Warrant. Pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriters a 30-day option to purchase up to an additional 6,150,000 shares of Common Stock in the Offering (the “Option Shares” and together with the Base Shares, the “Shares”) at the public offering price. All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company.

The net proceeds to the Company from the Offering are expected to be approximately $51.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company may receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Offering is expected to close on or about October 17, 2025, subject to customary closing conditions. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes, including repayment of $45.0 million of outstanding indebtedness under its Term Loan Agreement (as defined below), continued investments in initiatives intended to drive near term revenue, and continued strategic investment in next generation battery technologies, including scaling the dry electrode process and its application to solid-state batteries.

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.0001 and may be exercised at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser, 4.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

The Shares and Pre-Funded Warrants are being offered and sold pursuant to a prospectus supplement, dated October 16, 2025 (the “Prospectus Supplement”), filed with the SEC, and an accompanying base prospectus that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-275559), which was previously filed with the SEC on November 15, 2023 and declared effective on November 24, 2023.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 90 day period following the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, and indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement and Pre-Funded Warrant are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Form of Pre-Funded Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K/A, and are incorporated herein by reference. A copy of the opinion of Parsons Behle & Latimer relating to the legality of the issuance and sale of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K/A and is incorporated herein by reference, and a copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the Pre-Funded Warrants in the Offering is filed as Exhibit 5.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 15, 2025, the Company issued a press release announcing the launch of the Offering (the “Launch Press Release”), and on October 16, 2025, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and Pricing Press Release are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

Proposed Debt Restructuring

The Company reached an agreement in principle with the lenders (the “Lenders”) under its Term Loan, Guarantee and Security Agreement, dated October 7, 2022, with ALTER DOMUS (US) LLC, as agent, and the Lenders (as amended to date, the “Term Loan Agreement”), pursuant to which the Company would restructure its outstanding indebtedness as follows (the “Proposed Restructuring”):

●	the Company would make a prepayment of $45.0 million of outstanding indebtedness under the Term Loan Agreement from the net proceeds of the Offering;
●	the Lenders would convert $25 million of the outstanding principal amount of the loan into shares of newly created preferred stock which preferred stock would (i) be convertible into shares of Common Stock at the Lenders option at a conversion price of $3.15 per share, or an aggregate of 7,936,508 shares of Common Stock, (ii) have a dividend of 8% per annum payable quarterly in cash and (iii) have a dividend of 2% per annum payable quarterly in kind. In addition, the Company would have a right to redeem any outstanding shares of such preferred stock at its option at the greater of (i) the stated value plus any outstanding dividends and (ii) the as-converted value of the shares of Common Stock underlying such preferred stock (the “Optional Redemption Price”). The Lenders would also agree not to convert any share of such preferred stock for a period of six months following the closing of the Offering. In connection with any future equity offerings, the Company would be required to use 25% of the net proceeds from such offering to redeem outstanding shares of such preferred stock at the Optional Redemption Price. In the event the Company has not redeemed such preferred stock by October 7, 2027, the holders would have the right to require the Company to redeem the preferred stock at the Optional Redemption Price;
●	the Lenders would forgive the repayment of $5 million of the outstanding principal under the Term Loan Agreement;
●	the remaining outstanding principal amount under the Term Loan Agreement of $17 million, after the repayment and forgiveness disclosed above, would have a fixed interest rate of 12% per annum, payable monthly commencing December 31, 2025 and would mature in October 2027;
●	the Company would pay a fee to the Lenders equal to approximately $450,000 in cash and $450,000 added to principal outstanding amount of the loan under the Term Loan Agreement; and
●	certain covenants under the Term Loan Agreement would be waived through December 31, 2026, except that the Company would agree to a minimum liquidity covenant of $5.0 million calculated on a monthly basis.

The agreement in principle is not binding, and there can be no assurance that the Company and the Lenders will ultimately enter into a definitive agreement for the Proposed Restructuring, that the Proposed Restructuring will be consummated, or as to the timing or ultimate terms of any Proposed Restructuring that may occur. The closing of the Proposed Restructuring would be subject to significant closing conditions, including the negotiation and execution of the definitive agreement.

Risk Factors

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and its Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 16, 2025, and for the period ended June 30, 2025, filed with the SEC on August 14, 2025.

The agreement in principle with the Lenders regarding the Proposed Restructuring is non-binding and the Company may be unable to consummate the transactions contemplated by such agreement.

On October 15, 2025, the Company reached an agreement in principle with the Lenders regarding the Proposed Restructuring. The agreement in principle is non-binding, and there can be no assurance that the Company and the Lenders will ultimately enter into a definitive agreement for the Proposed Restructuring, that the Proposed Restructuring will be consummated, or as to the timing or ultimate terms of any Proposed Restructuring that may occur. The closing of the Proposed Restructuring would be subject to significant closing conditions, including the negotiation and execution of the definitive agreement and required board approval. Failure to consummate the transactions contemplated by the agreement in principle could have adverse effects on the Company’s business and results of operations and financial condition.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Offering, the intended use of proceeds from the Offering, the timing and certainty of completion of the Offering and the proposed restructuring of the Company’s outstanding indebtedness. The risks and uncertainties relating to the Company and the Offering include general market conditions, the proposed restructuring of the Company’s outstanding indebtedness, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2024 and the Prospectus Supplement. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 16, 2025, by and between Dragonfly Energy Holdings Corp. and Canaccord Genuity LLC
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Parsons, Behle & Latimer.
5.2	Opinion of Lowenstein Sandler LLP
23.1	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)
23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.2)
99.1	Press Release dated October 15, 2025
99.2	Press Release dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: October 16, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President